EXHIBIT 99.1

SCHEDULE, PURSUANT TO INSTRUCTION 2 OF THE INSTRUCTIONS TO ITEM 601 OF REGULATION S-K, SETTING FORTH THE DIFFERENCES AMONG THE THREE SPECIAL EVENT INCENTIVE BONUS LETTERS


(1) Richard A. Mandell     Michael O'Donnell               Bernard Zimmerman
    666 Greenwich Street   9659 Preston Trail West         18 High Meadow Road
    Apt. #816              Ponte Vedra Beach, FL 32082     Weston, CT 06883
    New York, NY 10003

(2) Richard                Michael                         Bernie




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                          [ON SBARRO, INC. LETTERHEAD]

                                                              February 17, 2006

PERSONAL & CONFIDENTIAL

(1)

Dear (2):

         Based upon your performance as Director of Sbarro, Inc. (hereinafter "Company"), and in addition to the compensation and benefits you currently receive by reason thereof, this letter will confirm that you will be eligible to a Special Event Incentive Bonus if you are a Director of the Company at the time of the Special Event. A Special Event shall be defined as (i) the consummation of a public offering of the Company common stock, or (ii) any change in the ownership or effective control of the Company (other than changes which occur within the group of shareholders constituting the current holders of the Company's common stock, members of their families and trusts for their respective benefits), including without limitation (a) the sale of fifty percent (50%) or more of the voting securities or assets of the Company, (b) the liquidation or dissolution of the Company, and/or (c) the merger of the Company with another entity whereby the shareholders of the Company as of the date immediately preceding the effective date of the merger do not own 50% or more of the outstanding voting power of the resulting entity as of the effective date of the merger (the first of any such events being the "Special Event"). If you are a Director of the Company at the time of the Special Event, you shall receive, within twenty (20) business days after such Special Event a special bonus (the "Special Event Bonus"), payable in cash (unless you and the Company agree otherwise). The Special Event Bonus shall be in an amount equal to (i) thirty thousand (30,000) (provided, however, that such number shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of the Company's common stock which is effected without the receipt of adequate consideration, in each case as determined by the Board in its good faith sole discretion), multiplied by (ii)(A)(1) the per share public offering price, minus the per share expenses (including without limitation any underwriting discounts and commissions), as reported to the Securities and Exchange Commission, if the Special Event is a public offering, (2) the amount paid per share of common stock (net of expenses) if the Special Event is the sale (other than through the consummation of a public offering) of voting securities, (3) the amount paid (net of expenses) for the Company's assets (proportionately increased if less than all of such assets are sold), divided by the number of then outstanding shares of the Company's common stock, if the Special Event is the sale of assets, (4) the per share consideration paid to the stockholders of the

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Company for their shares of the Company's  common stock, if the Special Event is a merger (and if such per share consideration includes securities of the surviving entity, than the fair market value of such securities at the time of the merger) or (5) the per share liquidation proceeds paid to the Company's stock holders, if the Special Event is the liquidation or dissolution of the Company, in each instance minus (B) eight dollars and eighty-one cents ($8.81).

         This  special  event  incentive  bonus  is being  provided  not only to recognize the contribution you have made to Sbarro's to date, but in anticipation of the time, effort and commitment you will provide to Sbarro, Inc. in bringing a Special Event to fruition.

                                   Sincerely,

                                  /s/ Mario Sbarro

                                  Mario Sbarro
                                  Chairman of the Board